EXECUTION VERSION [[6246592]] EMPLOYMENT AGREEMENT This Employment Agreement (this “Agreement”), effective as of January 1, 2024 (the “Effective Date”), is made by and between Burford Capital LLC, a Delaware limited liability company (the “Company” and, collectively with the Burford Capital Limited group of companies, “BCG”), and Jonathan T. Molot (“Executive”) (collectively, referred to as the “Parties” or individually referred to as a “Party”). RECITALS A. Executive is currently employed by the Company pursuant to that certain Employment Agreement, dated as of March 24, 2021, between the Company and Executive (the “2021 Employment Agreement”) and has been continuously employed since the acquisition of Executive’s business by the Company in December 2012 under a form of employment agreement negotiated as part of that purchase transaction; B. it is the desire of the Company to continue to assure itself of the services of Executive on the Effective Date and thereafter by entering into this Agreement; and C. Executive and the Company mutually desire that Executive continue to provide services to the Company on the terms herein provided. AGREEMENT NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the Parties agree as follows: 1. Employment. (a) General. Effective as of the Effective Date, the Company shall continue to employ Executive and Executive shall remain in the employ of the Company, for the period and in the position set forth in this Section 1, and subject to the other terms and conditions herein provided. This Agreement shall supersede and replace, as of the Effective Date, the 2021 Employment Agreement. (b) Employment Term. The term of employment under this Agreement shall be for the period beginning on the Effective Date and ending on December 31, 2028 (the “Term”), subject to earlier termination as provided in Section 3. The Term shall automatically renew for additional one-year periods unless no later than ninety days prior to the end of the applicable Term either Party gives written notice of non- renewal to the other, in which case (unless otherwise agreed) Executive’s employment will terminate at the end of the then-applicable Term, subject to earlier termination as provided in Section 3. For the avoidance of doubt, “Term” shall include each subsequent one-year renewal period. (c) Position and Duties. Executive shall serve as Chief Investment Officer of BCG, with such responsibilities, duties and authority normally associated with such position but taking into account BCG’s employment of a Chief Executive Officer. Executive shall report only to the Board of Directors of BCG (the “Board”). Executive shall devote the substantial majority of Executive’s business time and efforts to the business and affairs of BCG, in the manner and location as in the 2013-2023 period Exhibit 10.10

-2- [[6246592]] (the “Prior Period”); “business time and efforts” shall exclude non-profit and academic activities at a level consistent with commitments during the Prior Period. 2. Compensation and Related Matters. (a) Annual Base Salary. During the Term, Executive shall receive a base salary at a rate of $1,400,000 per annum, which shall be paid in accordance with the customary payroll practices of the Company and shall be pro-rated for partial years of employment. Such Annual Base Salary may be increased from time to time by the Board but shall not be decreased (such annual base salary, as it may be adjusted from time to time, the “Annual Base Salary”). (b) Annual Bonus. During the Term, Executive shall be eligible to receive an annual bonus (the “Annual Bonus”) in respect of each fiscal year of the Company with a target bonus opportunity equal to 200% of the Annual Base Salary. For each fiscal year, the Annual Bonus shall be earned based on the achievement of performance goals established by the Compensation Committee (the “Committee”) in consultation with Executive. Following each such fiscal year, the Committee shall determine the achievement of the applicable performance goals and the amount of Annual Bonus payable to Executive, which will be paid between January 1 and March 15 of the calendar year immediately following the fiscal year in respect of which such Annual Bonus is earned. In the Committee’s sole discretion, the Annual Bonus earned for the applicable fiscal year may be settled up to 50% in the form of stock unit awards (“Awards”) granted under the Burford Capital 2016 Long Term Incentive Plan or any successor plan thereto (as may be amended from time to time, the “Plan”); provided that no more than 50% of such Awards for any year shall be subject to performance- based vesting conditions; provided further that, if the Company adopts a new long- term incentive plan or amends the Plan such that Section 2.2 of the Plan (or any substantively similar provision) no longer applies to Executive, then the Compensation Committee shall grant the Awards solely with service-based vesting conditions (subject to the terms and conditions of the Plan or such successor plan). For the avoidance of doubt, the Parties acknowledge and agree that the Annual Bonus in respect of the 2023 fiscal year shall be made in accordance with the applicable terms of the 2021 Employment Agreement rather than this Agreement. (c) Carry. Effective as of the date hereof, Executive shall receive, with respect to each calendar year during the Term, a payment (such payments, “Carry”) equal to: (i) 3.75% of the proceeds from all net cash gains realized by BCG on investments in capital provision assets made by BCG (“Proceeds”) for each vintage year during the period beginning on January 1, 2015 and ending on December 31, 2023 and (ii) 3% of the Proceeds for each vintage year during the Term. For purposes of this Agreement, Proceeds shall (A) include, without limitation, (1) income received in cash from the BCG Master Allocation Agreement with its BOF-C investment fund, (2) asset management income received in cash from the Burford Advantage Fund (and including in the case of each of the immediately foregoing clauses (1) and (2), any successor investment funds thereto) and (3) cash proceeds of secondary sales of investments occurring following the Effective Date, insurance proceeds related to investments in capital provision assets or other investment-related activity and (B) exclude any management fees, performance fees or other cash income realized by BCG from its management of other existing investment funds. For the avoidance of doubt, with

-3- [[6246592]] respect to any vintage year, if “Proceeds” for the applicable calendar year is a realized net loss, then such realized net loss shall be carried over into the immediately following calendar year and shall offset any Carry that would otherwise be payable for such applicable vintage year in respect of such immediately following calendar year. The portion of Carry payable, if any, to Executive shall be reduced on a dollar-for- dollar basis to the extent amounts have been paid pursuant to any carry partnership or any phantom carry arrangement operated by the Company from time to time. The Company shall use reasonable commercial efforts to provide payments under this Section 2(c) in a manner that results in capital gain tax treatment for Executive. The Carry payable to Executive, if any, will be paid between January 1 and March 15 of the calendar year immediately following the calendar year in respect of which such Proceeds are earned. (d) Benefits. During the Term, Executive shall be eligible to participate in employee benefit plans, programs and arrangements of the Company (including medical, dental and 401(k) plans), consistent with the terms thereof and as such plans, programs and arrangements may be amended from time to time. Notwithstanding the foregoing sentence: (i) Executive shall be provided throughout the Term with medical insurance coverage, executive health screenings and health savings account contributions by the Company on a basis at least equivalent to their provision to Executive as of immediately prior to the Effective Date and (ii) if Executive elects by written notice no later than 60 days following a termination of Executive’s employment pursuant to Sections 3(a)(ii), (iv), (v) or (vi), the Company shall maintain indefinitely Executive’s coverage under the Company’s group medical insurance plan following such termination of Executive’s employment at Executive’s expense or, at the Company’s option, provide no less favorable alternative coverage at a cost to Executive not exceeding the cost of the Company’s group insurance. (e) Business Expenses. During the Term, the Company shall reimburse Executive for all travel and other business expenses (including comprehensive technology solutions and support) incurred by Executive in the performance of Executive’s duties to the Company in accordance with the Company’s practices vis-à- vis Executive during the Prior Period. For reasons of consistency in tax position and transparency, the Company shall be permitted to designate any major accounting or law firm to be used by Executive for Executive’s tax preparation and compliance services and Executive shall provide the Company with access to Executive’s tax filings, and thus the Company shall provide at its expense complete tax compliance services for Executive (including his affiliates and related parties consistent with past practice during the Prior Period) during the Term of this Agreement and for three years thereafter; to the extent that the Company elects to treat those tax services as a taxable benefit to Executive, the Company shall gross up Executive for the tax impact thereof. (f) Legal Fees. Subject to Executive providing reasonable documentation, the Company shall pay, or reimburse, Executive’s reasonable legal fees incurred in connection with the negotiation and entry into this Agreement. (g) Retirement Policy. During the Term, the Company’s retirement policy as in effect on the date hereof shall apply to Executive and, subject to Executive’s satisfaction of the applicable requirements thereof, Executive’s (i) outstanding stock-

-4- [[6246592]] based compensation and (ii) outstanding grants of carry interests (including, for the avoidance of doubt, Carry), in each case, shall be treated in accordance with the terms of the Retirement Policy. 3. Termination. Executive’s employment hereunder may be terminated by the Company or Executive, as applicable, without any breach of this Agreement under the following circumstances: (a) Circumstances. (i) Death. Executive’s employment hereunder shall automatically terminate on the date of Executive’s death. (ii) Disability. If Executive has incurred a Disability (as defined below) the Company may terminate Executive’s employment. (iii) Termination for Cause. The Company may terminate Executive’s employment for Cause (as defined below). (iv) Termination without Cause. The Company may terminate Executive’s employment without Cause, which shall include a termination of Executive’s employment as a result of the Company not renewing the Term pursuant to Section 1(b). (v) Resignation by Executive for Good Reason. Executive may resign Executive’s employment with the Company for Good Reason (as defined below). (vi) Resignation by Executive Without Good Reason. Executive may resign Executive’s employment with the Company without Good Reason, which shall include a termination of Executive as a result of Executive not renewing the Term pursuant to Section 1(b). (b) Notice of Termination. Any termination of Executive’s employment by the Company or by Executive under Section 3(a) (other than due to death pursuant to Section 3(a)(i)) shall be communicated by a written notice to the other Party hereto (i) indicating the specific termination provision in this Agreement relied upon and (ii) specifying a Date of Termination that is at least 30 days following the date of such written notice (such notice, a “Notice of Termination”). Notwithstanding the foregoing, solely in the event of a termination of employment due to Executive’s resignation from the Company without Good Reason pursuant to Section 3(a)(vi) on or after the date Executive is eligible for treatment under the Retirement Policy in accordance with Section 2(g), the Date of Termination shall be at least 6 months following the date of such Notice of Termination (such period, the “Retirement Notice Period”); provided that, if Christopher P. Bogart provides a notice of termination of his employment as Chief Executive Officer of BCG due to his voluntary resignation during the Retirement Notice Period, then Executive agrees that the Date of Termination shall be the date that is the three month anniversary of the last day of the Retirement Notice Period.

-5- [[6246592]] (c) Company Obligations upon Termination. Upon termination of Executive’s employment pursuant to any of the circumstances listed in Section 3(a), and subject to Section 4, the Company shall pay to Executive (or Executive’s beneficiaries or estate, as applicable): (i) the portion of Executive’s Annual Base Salary earned through the Date of Termination, but not yet paid to Executive, (ii) any earned or vested but unpaid Annual Bonus, Carry or other incentive payment, taking into account the Retirement Policy (as applicable) pursuant to Section 2(g); (iii) any expenses owed to Executive pursuant to Section 2(e); and (iv) any amount accrued and arising from Executive’s participation in, or benefits accrued under, any employee benefit plans, programs or arrangements, which amounts shall be payable in accordance with the terms and conditions of such employee benefit plans, programs or arrangements (clauses (i) through (iv) collectively, the “Accrued Obligations”), in the case of each of clauses (i) through (iv), within 60 days following the Date of Termination (or such earlier date as may be required by applicable law). Except as otherwise expressly required by law (e.g., COBRA) or as specifically provided herein, all of Executive’s rights to or eligibility for, as applicable, salary, severance, benefits, bonuses, Carry and other compensatory amounts hereunder (if any) shall cease upon the termination of Executive’s employment hereunder. In the event that Executive’s employment is terminated by the Company for any reason, Executive’s sole and exclusive remedy shall be to receive the payments and benefits described in this Section 3(c) and, if applicable, any amounts payable under Section 4. (d) Deemed Resignation. Upon termination of Executive’s employment for any reason, Executive shall be deemed to have resigned from all offices and directorships, if any, then held with the Company or any of its affiliates. 4. Severance Payments. (a) Termination due to Death or Disability. If Executive’s employment is terminated due to Executive’s death pursuant to Section 3(a)(i) or Disability pursuant to Section 3(a)(ii), then the Company shall pay to Executive (or Executive’s beneficiaries or estate, as applicable) the Non-Cash Severance (as defined below) and the Performance Awards (as defined below) shall immediately vest in full upon the Date of Termination (based on actual performance achievement as of the Date of Termination, as determined by the Committee in accordance with the Plan). (b) Termination by the Company for Cause or Resignation by Executive Without Good Reason. If Executive’s employment is terminated by the Company for Cause pursuant to Section 3(a)(iii) or due to Executive’s resignation from the Company without Good Reason pursuant to Section 3(a)(vi), then the Company shall have no obligation to provide to Executive any severance payments or benefits, except, for the avoidance of doubt, the Company’s obligation to pay the Accrued Obligations pursuant to Section 3(c) and the Company’s obligation to abide by the Retirement Policy (as applicable) pursuant to Section 2(g). (c) Termination by the Company without Cause or Resignation by Executive for Good Reason (Other than During a Change in Control Period). If, other than during a Change in Control Period (as defined below), Executive’s employment is terminated by the Company without Cause pursuant to Section 3(a)(iv) or due to Executive’s resignation for Good Reason pursuant to Section 3(a)(v), then, subject to Executive

-6- [[6246592]] signing on or before the 21st day following Executive’s Date of Termination, and not revoking, a release of claims substantially in the form attached as Exhibit A to this Agreement and Executive’s continued compliance with Sections 5 and 6, Executive shall receive, in addition to the post-termination payments and benefits set forth in Sections 2(d)(ii), 2(e) and the Accrued Obligations, the following: (i) an amount in cash equal to two times (A) the Annual Base Salary plus (B) the average of the actual Annual Bonus amounts paid to Executive during the immediately preceding two calendar years (clauses (A) and (B) together, the “Cash Severance”), payable in the form of salary continuation in regular installments over the 24-month period following the Date of Termination in accordance with the Company’s normal payroll practices. For the avoidance of doubt, the amount of the Annual Bonus paid to Executive shall include (x) amounts paid in cash in respect of the Annual Bonus, and (y) the portion of the Annual Bonus granted as an Award under the Plan in lieu of cash (and shall exclude any Carry or other amount payable under Section 2(c)); (ii) (A) outstanding stock-based compensation subject to performance-based vesting conditions, including but not limited to Awards, (the “Performance Awards”) shall remain outstanding and vest based on actual performance achievement in accordance with the applicable award agreement, (B) outstanding stock-based compensation subject solely to service-based vesting conditions, including but not limited to Awards, shall immediately vest in full upon the Date of Termination, and (C) Carry for each vintage year as of the Date of Termination shall remain in effect as though Executive had continued to be an employee indefinitely; provided that Executive shall not be entitled to Carry on entirely new commitments made after the Date of Termination (clauses (A) through (C) collectively, the “Non-Cash Severance”); and (iii) ongoing technology services, including continued use of Company devices in Executive’s possession prior to Date of Termination for three years; continued access to Executive’s email and contacts for three years; and continued access to any personal domain (such as glenavycapital.com), including the ability to re-take such domain from the Company without cost for three years; all subject to the Company’s reasonable actions to maintain confidentiality and security of its information. (d) Termination by the Company without Cause or Resignation by Executive for Good Reason (During a Change in Control Period). If Executive’s employment is terminated by the Company without Cause pursuant to Section 3(a)(iv) or due to Executive’s resignation for Good Reason pursuant to Section 3(a)(v), in each case, during a Change in Control Period (as defined below), then, subject to Executive’s continued compliance with Section 6, Executive shall receive, in addition to the post- termination payments and benefits set forth in Sections 2(d)(ii), 2(e) and the Accrued Obligations, the following: (i) an amount in cash equal to three times the Cash Severance, payable in the form of salary continuation in regular installments over the 24- month period following the Date of Termination. For the avoidance of doubt,

-7- [[6246592]] the amount of the Annual Bonus paid to Executive shall include (i) amounts paid in cash in respect of the Annual Bonus, and (ii) the portion of the Annual Bonus granted as an Award under the Plan in lieu of cash (and shall exclude Carry or other amount payable under Section 2(c)); and (ii) the Non-Cash Severance and (iii) ongoing technology services, including continued use of Company devices in Executive’s possession prior to Date of Termination, for three years; continued access to Executive’s email and contacts for three years; and continued access to any personal domain (such as glenavycapital.com), including the ability to re-take such domain from the Company without cost for three years; all subject to the Company’s reasonable actions to maintain confidentiality and security of its information. (e) Survival. Notwithstanding anything to the contrary in this Agreement, the provisions of Section 2(d)(ii), 2(e) (as applicable), Section 4 (as applicable), Sections 5 through 9 and Section 11 will survive the termination of Executive’s employment and the expiration or termination of the Term. (f) Netting of payments. Subject to applicable law and Section 11(l), either Party may in its discretion offset payments due to it from payments it is obliged to make to the other Party and pay only the net amount of such payment owed, if any. 5. Competition. Executive acknowledges that Executive has been provided with Confidential Information (as defined below) and, during the Term, BCG from time to time will provide Executive with access to Confidential Information. Ancillary to the rights provided to Executive as set forth in this Agreement and BCG’s provision of Confidential Information, and Executive’s agreements regarding the use of same, in order to protect the value of any Confidential Information, BCG and Executive agree to the following provisions against unfair competition, which Executive acknowledges represent a fair balance of BCG’s rights to protect its business and Executive’s right to pursue other employment: (a) Executive shall not, at any time during the Restriction Period (as defined below), directly or indirectly engage in, have any equity interest in, interview for a potential employment or consulting relationship with or manage, provide services to or operate any person, firm, corporation, partnership or business (whether as director, officer, employee, agent, representative, partner, security holder, consultant or otherwise) that engages in any business which competes with any portion of the Business (as defined below) of BCG anywhere in the world. Nothing herein shall prohibit Executive from (i) being a passive owner of not more than 2% of the outstanding equity interest in any entity (not including BCG) that is publicly traded, so long as Executive has no active participation in the business of such entity, or (ii) pursuing a business opportunity rejected by BCG in a manner consistent with Section 1(c) hereof. (b) Executive shall not, at any time during the Restriction Period, directly or indirectly, (i) solicit, divert or take away any customers, clients or business acquisition or other business opportunity of BCG, (ii) contact or solicit, with respect to hiring, or hire any employee of BCG or any person employed by BCG at any time during

-8- [[6246592]] the 12-month period immediately preceding the Date of Termination, (iii) induce or otherwise counsel, advise or encourage any employee of BCG to leave the employment of BCG, or (iv) induce any distributor, representative, counterparty or agent of BCG to terminate or modify its relationship with BCG. (c) In the event the terms of this Section 5 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it will be interpreted to extend only over the maximum period of time for which it may be enforceable, over the maximum geographical area as to which it may be enforceable, or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action. (d) As used in this Section 5, (i) the term “Business” shall mean the business of BCG and shall include the litigation finance business, as such business may be expanded or altered by BCG during the Term; and (ii) the term “Restriction Period” shall mean the period beginning on the Effective Date and ending on (A) the date that is twelve months following the Date of Termination in the event of a termination of employment by the Company for Cause; (B) the date that is twelve months following the Date of Termination in the event of a termination of employment by the Company without Cause or a voluntary resignation by Executive with Good Reason; or (C) the date that is twenty-four months following the Date of Termination in the event of a voluntary resignation by Executive without Good Reason. (e) Executive represents that Executive’s employment by the Company does not and will not breach any agreement with any former employer and that there are no such relevant agreements, including any non-compete agreement or any agreement to keep in confidence or refrain from using information acquired by Executive prior to Executive’s employment by the Company. During Executive’s employment by the Company, Executive agrees that Executive will not violate any non-solicitation agreements that Executive entered into with any former employer or improperly make use of, or disclose, any information or trade secrets of any former employer or other third party, nor will Executive bring onto the premises of the Company or its affiliates or use any unpublished documents or any property belonging to any former employer or other third party, in violation of any lawful agreements with that former employer or third party. (f) Each Party (which, in the case of the Company for purposes of this subsection, shall mean BCG’s officers and the members of the Board of BCG) agrees, during the Term and following the Date of Termination, to refrain from Disparaging (as defined below) the other Party and its affiliates, including, in the case of the Company, any of its services, technologies or practices, or any of its directors, officers, agents, representatives or stockholders, either orally or in writing. Nothing in this paragraph shall preclude any Party from making truthful statements that are reasonably necessary to comply with applicable law, regulation or legal process, or to defend or enforce a Party’s rights under this Agreement, or providing employment references if requested to do so by Executive. For purposes of this Agreement, “Disparaging” means remarks, comments or statements, whether written or oral, that impugn the character, integrity, reputation or abilities of the Person being disparaged.

-9- [[6246592]] 6. Nondisclosure of Proprietary Information. (a) Except in connection with the faithful performance of Executive’s duties hereunder or pursuant to Sections 6(c) and (d), Executive shall, in perpetuity, maintain in confidence and shall not directly, indirectly or otherwise, use, disseminate, disclose or publish, or use for Executive’s benefit or the benefit of any person, firm, corporation or other entity (other than BCG) any confidential or proprietary information or trade secrets of or relating to BCG (including, without limitation, business plans, business strategies and methods, acquisition targets, intellectual property in the form of patents, trademarks and copyrights and applications therefor, ideas, inventions, works, discoveries, improvements, information, documents, formulae, practices, processes, methods, developments, source code, modifications, technology, techniques, data, programs, other know-how or materials, owned, developed or possessed by BCG, whether in tangible or intangible form, information with respect to BCG’s operations, processes, products, inventions, business practices, finances, principals, vendors, suppliers, customers, potential customers, marketing methods, costs, prices, contractual relationships, regulatory status, prospects and compensation paid to employees or other terms of employment) (collectively, the “Confidential Information”), or deliver to any person, firm, corporation or other entity any document, record, notebook, computer program or similar repository of or containing any such Confidential Information. The Parties hereby stipulate and agree that, as between them, any item of Confidential Information is important, material and confidential and affects the successful conduct of the businesses of BCG (and any successor or assignee of BCG). Notwithstanding the foregoing, Confidential Information shall not include any information that has been published in a form generally available to the public or is publicly available or has become public knowledge prior to the date Executive proposes to disclose or use such information; provided that such publishing or public availability or knowledge of the Confidential Information shall not have resulted from Executive directly or indirectly breaching Executive’s obligations under this Section 6(a) or any other similar provision by which Executive is bound, or from any third-party breaching a provision similar to that found under this Section 6(a). For the purposes of the previous sentence, Confidential Information will not be deemed to have been published or otherwise disclosed merely because individual portions of the information have been separately published, but only if material features comprising such information have been published or become publicly available. (b) Upon termination of Executive’s employment with the Company for any reason, Executive will promptly deliver to BCG all correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents or property concerning BCG’s customers, business plans, marketing strategies, products, property, or processes (including electronic records). (c) Executive may respond to a lawful and valid subpoena or other legal process but shall give BCG the earliest possible notice thereof, shall, as much in advance of the return date as possible, make available to BCG and its counsel the documents and other information sought and shall assist such counsel at Company’s expense in resisting or otherwise responding to such process, in each case to the extent permitted by applicable laws or rules.

-10- [[6246592]] (d) Nothing in this Agreement shall prohibit Executive from (i) disclosing information and documents when required by law, subpoena or court order (subject to the requirements of Section 6(c) above), (ii) disclosing information and documents to Executive’s attorney, financial or tax adviser for the purpose of securing legal, financial or tax advice, (iii) disclosing Executive’s post-employment restrictions in this Agreement in confidence to any potential new employer, (iv) retaining, at any time, Executive’s personal correspondence, Executive’s personal contacts and documents related to Executive’s own personal benefits, entitlements and obligations. (e) This Agreement is not intended to limit or restrict, and shall not be interpreted in any manner that limits or restricts, Executive from exercising any legally protected whistleblower rights (including pursuant to Section 21F of the Securities and Exchange Act of 1934, as amended (“Section 21F”)) or receiving an award for information provided to any government agency under any legally protected whistleblower rights. Notwithstanding anything in this Agreement or any other agreement between Executive and BCG to the contrary, nothing in or about this Agreement or any such other agreement prohibits Executive from: (i) filing and, as provided for under Section 21F, maintaining the confidentiality of a claim with the U.S. Securities and Exchange Commission (the “SEC”); (ii) providing Confidential Information to the SEC, or providing the SEC with information that would otherwise violate this Section 6, to the extent permitted by Section 21F; (iii) cooperating, participating or assisting in an SEC investigation or proceeding without notifying Company; or (iv) receiving a monetary award as set forth in Section 21F. (f) Pursuant to the Defend Trade Secrets Act of 2016, Executive is hereby notified that an individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. 7. Inventions. All rights to discoveries, inventions, improvements and innovations (including all data and records pertaining thereto) related to the business of BCG, whether or not patentable, copyrightable, registrable as a trademark, or reduced to writing, that Executive may discover, invent or originate during the Term, either alone or with others and whether or not during working hours or by the use of the facilities of BCG (“Inventions”), shall be the exclusive property of BCG. Executive shall promptly disclose all Inventions to BCG, shall execute at the request of BCG any assignments or other documents BCG may deem reasonably necessary to protect or perfect its rights therein, and shall assist BCG, upon reasonable request and at BCG’s expense, in obtaining, defending and enforcing BCG’s rights therein. Executive hereby appoints BCG as Executive’s attorney-in-fact to execute on Executive’s

-11- [[6246592]] behalf any assignments or other documents reasonably deemed necessary by BCG to protect or perfect its rights to any Inventions. 8. Injunctive Relief. It is recognized and acknowledged by Executive that a breach of the covenants contained in Sections 5, 6 and 7 will cause irreparable damage BCG and its goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, Executive agrees that in the event of a breach of any of the covenants contained in Sections 5, 6 and 7, in addition to any other remedy which may be available at law or in equity, BCG will be entitled to specific performance and injunctive relief without the requirement to post bond. 9. Assignment and Successors. With Executive’s consent, the Company may assign its rights and obligations under this Agreement to any of its affiliates or to any successor to all or substantially all of the business or the assets of the Company (by merger or otherwise), and may assign or encumber this Agreement and its rights hereunder as security for indebtedness of the Company and its affiliates. This Agreement shall be binding upon and inure to the benefit of the Company, Executive and their respective successors, assigns, legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable. None of Executive’s rights or obligations may be assigned or transferred by Executive, other than Executive’s rights to payments hereunder, which may be transferred only by will or operation of law. Notwithstanding the foregoing, Executive shall be entitled, to the extent permitted under applicable law and applicable employee benefit plans, programs or arrangements, to select and change a beneficiary or beneficiaries to receive compensation hereunder following Executive’s death by giving written notice thereof to the Company. 10. Certain Definitions. (a) Cause. For purposes of this Agreement, “Cause” shall mean: (i) Executive’s willful and continuous failure to substantially perform the material duties or responsibilities of Executive’s position consistent with this Agreement (other than any such failure resulting from incapacity due to physical or mental illness); (ii) Executive’s willful engagement in gross misconduct or gross negligence in the course of carrying out Executive’s duties or responsibilities to BCG that results, or is reasonably expected to result, in material financial or reputational harm to BCG; (iii) Executive’s conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime involving moral turpitude, if such felony or other crime is work-related, materially impairs Executive’s ability to perform Executive’s duties or responsibilities, or results in material financial or reputational harm to BCG;

-12- [[6246592]] (iv) Executive’s conviction of a crime of embezzlement, misappropriation or fraud, whether or not related to Executive’s employment with BCG; or (v) Executive’s willful breach of the obligations set forth in Sections 5, 6 or 7 of this Agreement, in each case, that results, or is reasonably expected to result, in material financial or reputational harm to BCG. If the Board reasonably and in good faith determines that an event or event(s), including Executive’s action or inaction, constitutes Cause (as applicable, a “Cause Event”), then the Board shall deliver to Executive a Notice of Termination describing in reasonable detail such Cause Event. Executive shall have thirty (30) business days from the delivery of such Notice of Termination by BCG within which to cure any Cause Event that can be reasonably be considered curable. BCG shall not be entitled to terminate Executive’s employment for Cause if Executive has, within five (5) business days upon receiving such Notice of Termination, commenced in good faith to cure such Cause Event and completes such cure within the cure period as required in the immediately preceding sentence. Any action or omission by Executive reasonably done at the direction of the Board shall be presumed to have been done in good faith and in the best interests of the Company and shall not constitute “Cause.” (b) Change in Control. “Change in Control” shall mean the occurrence of any of the following events: (i) during any period of twenty-four (24) consecutive calendar months, individuals who were non-employee members of the Board on the first day of such period (such members, the “Incumbent Directors”) cease for any reason to constitute a majority of the non-employee members of the Board; provided, however, that any individual becoming a director subsequent to the first day of such period whose election, appointment or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of the Incumbent Directors shall be deemed to be an Incumbent Director; provided further, however, that no such individual shall be an Incumbent Director if such individual’s initial assumption of office occurs as a result of, or in connection with, (A) an actual or threatened proxy contest with respect to the election or removal of directors, (B) actual or threatened solicitation of proxies or consents by or on behalf of any Person or Persons (whether or not acting in concert) other than the Board or (C) agreement with any Person or Persons (whether or not acting in concert) to avoid or settle any such contest or solicitation; (ii) the consummation of (A) a merger, consolidation, statutory share exchange or similar form of transaction involving (x) the Company or (y) any of its subsidiaries, but in the case of this clause (y) only if Company Voting Securities (as defined below) are issued or issuable (a “Reorganization”) or (B) the sale, transfer or other similar disposition for value of all or substantially all the assets of the Company to any Person or Persons (other than (1) any disposition to an affiliate or (2) any dividend or distribution of assets (including the stock of any affiliate) to the stockholders of the Company) (a “Sale”), unless, immediately following such Reorganization or Sale, (i) all or

-13- [[6246592]] substantially all Persons who were the “beneficial owners” (as used in Rule 13d-3 under the Exchange Act (or a successor rule thereto)) of the securities eligible to vote for the election of the Board (“Company Voting Securities”) outstanding immediately prior to the consummation of such Reorganization or Sale continue to beneficially own, directly or indirectly, more than 50% of the combined voting power of the then-outstanding voting securities of the corporation or other entity resulting from such Reorganization or Sale (including a corporation or other entity that, as a result of such transaction, owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Company”) in substantially the same relative proportions as their ownership, immediately prior to the consummation of such Reorganization or Sale, of the outstanding Company Voting Securities (excluding, for such purposes, any outstanding voting securities of the Continuing Company that such beneficial owners hold immediately following the consummation of the Reorganization or Sale as a result of their ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of such Reorganization or Sale other than the Company), (ii) no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Continuing Company or any entity controlled by the Continuing Company) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then-outstanding voting securities of the Continuing Company and (iii) at least a majority of the members of the board of directors of the Continuing Company (or equivalent governing body) were Incumbent Directors at the time of the execution of the definitive agreement providing for such Reorganization or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization; (iii) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company unless such liquidation or dissolution is part of a transaction or series of transactions described in Section 10(b)(ii) above that does not otherwise constitute a Change in Control; or (iv) any Person becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company Voting Securities; provided, however, that for purposes of this subparagraph (iv), the following acquisitions shall not constitute a Change in Control: (w) any acquisition by the Company, (x) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates, (y) any acquisition by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities or any acquisition by a pledgee of Company Voting Securities holding such securities as collateral or temporarily holding such securities upon foreclosure of the underlying obligation or (z) any acquisition pursuant to a Reorganization that does not constitute a Change in Control for purposes of Section 10(b)(ii) above. (c) Change in Control Period. “Change in Control Period” shall mean the two-year period immediately following the consummation of a Change in Control.

-14- [[6246592]] (d) Date of Termination. “Date of Termination” shall mean: (i) if Executive’s employment is terminated due to Executive’s death pursuant to Section 3(a)(i), the date of Executive’s death; or (ii) if Executive’s employment is terminated pursuant to Section 3(a)(ii) – (vi), the date indicated in the Notice of Termination. (e) Disability. “Disability” shall mean Executive’s inability to perform, with reasonable accommodation, the essential functions of Executive’s position hereunder for a total of six months during any twelve-month period, as a result of incapacity due to mental or physical illness as determined by a physician selected by the Company and acceptable to Executive or Executive’s legal representative, with such agreement as to acceptability not to be unreasonably withheld or delayed. (f) Good Reason. For the sole purpose of determining Executive’s right to severance payments and benefits set forth in Sections 4(c) and (d), Executive’s resignation will be for “Good Reason” if Executive resigns within ninety days after any of the following events, without Executive’s express written consent to the applicable event: (i) a decrease in Executive’s Annual Base Salary or other element of compensation or any other material violation of this Agreement by the Company or (ii) a material decrease in Executive’s authority or areas of responsibility as are commensurate with such Executive’s title or position or the position of BCG as the ultimate parent company in the corporate structure or the position of Executive as Chief Investment Officer of BCG, including a Change in Control of BCG or the insertion of any entity superior to BCG into the corporate structure (unless Executive attains a similar position at such superior entity). Notwithstanding the foregoing, no Good Reason will have occurred unless and until Executive has first: (A) provided the Company, within 60 days of Executive’s knowledge of the occurrence of the facts and circumstances underlying the Good Reason event, written notice stating with specificity the applicable facts and circumstances underlying such finding of Good Reason; and (B) provided the Company with an opportunity to cure the same within 30 days after the receipt of such notice. (g) Person. “Person” shall mean any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, trust, governmental authority or other entity of any kind. 11. Miscellaneous Provisions. (a) Governing Law. This Agreement shall be governed, construed, interpreted and enforced in accordance with its express terms, and otherwise in accordance with the substantive laws of the State of New York without reference to the principles of conflicts of law of the State of New York or any other jurisdiction, and where applicable, the laws of the United States. (b) Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. (c) Notices. Any notice, request, claim, demand, document and other communication hereunder to any Party shall be effective upon receipt (or refusal of

-15- [[6246592]] receipt) and shall be in writing and delivered personally or sent by facsimile or certified or registered mail, postage prepaid, as follows: (i) If to the Company, the Chairman of the Board of BCG, (ii) If to Executive, at the last address that the Company has in its personnel records for Executive, with copies to (i) Sandra Cohen, Esq, Cohen & Buckmann, 100 Park Avenue – 16th Floor, New York, NY 10017, sandra@cohenbuckmann.com and (ii) David Pratt, Proskauer LLP, One Boca Place, 2255 Glades Road, Suite 421 Atrium, Boca Raton, FL, 33431, or (iii) At any other address as any Party shall have specified by notice in writing to the other Party. (d) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement. Signatures delivered by facsimile shall be deemed effective for all purposes. (e) Entire Agreement. The terms of this Agreement are intended by the Parties to be the final expression of their agreement with respect to the subject matter hereof and supersede all prior understandings and agreements, whether written or oral. The Parties further intend that this Agreement shall constitute the complete and exclusive statement of their terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative or other legal proceeding to vary the terms of this Agreement. (f) Amendments; Waivers. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by Executive and a duly authorized officer of Company. By an instrument in writing similarly executed, Executive or a duly authorized officer of the Company may waive compliance by the other Party with any specifically identified provision of this Agreement that such other Party was or is obligated to comply with or perform; provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder preclude any other or further exercise of any other right, remedy, or power provided herein or by law or in equity. (g) No Inconsistent Actions. The Parties shall not voluntarily undertake or fail to undertake any action or course of action inconsistent with the provisions or essential intent of this Agreement. Furthermore, it is the intent of the Parties to act in a fair and reasonable manner with respect to the interpretation and application of the provisions of this Agreement. (h) Construction. This Agreement shall be deemed drafted equally by both the Parties. Its language shall be construed as a whole and according to its fair meaning. Any presumption or principle that the language is to be construed against any Party shall not apply. The headings in this Agreement are for convenience only and are not intended to affect construction or interpretation. Any references to paragraphs, subparagraphs, sections or subsections are to those parts of this

-16- [[6246592]] Agreement, unless the context clearly indicates to the contrary. Also, unless the context clearly indicates to the contrary: (i) the plural includes the singular and the singular includes the plural; (ii) “and” and “or” are each used both conjunctively and disjunctively; (iii) “any,” “all,” “each,” or “every” means “any and all,” and “each and every”; (iv) “includes” and “including” are each “without limitation”; (v) “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” refer to the entire Agreement and not to any particular paragraph, subparagraph, section or subsection; and (vi) all pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the entities or persons referred to may require. (i) Enforcement. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a portion of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and that shall be legal, valid and enforceable. (j) Withholding. The Company shall be entitled to withhold from any amounts payable under this Agreement any applicable federal, state, local or foreign withholding or other taxes or charges that the Company is required to withhold. The Company shall be entitled to rely on advice of counsel or auditors if any questions as to the amount or requirement of withholding shall arise. (k) Mediation and Arbitration. In the event of a dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination, the Parties shall first seek settlement of that dispute by mediation in accordance with the London Court of International Arbitration (“LCIA”) Arbitration Rules (“Rules”), which Rules are deemed to be incorporated by reference into this clause. If the dispute is not settled by mediation within 30 days of the commencement of the mediation, or such further period as the Parties shall agree in writing, the dispute shall be referred to and finally resolved by arbitration under the LCIA Rules, which Rules are deemed to be incorporated by reference into this clause; provided, however, that Article 6 of the Rules shall not apply. The language to be used in the mediation and in the arbitration shall be English. The number of arbitrators shall be three. Each party to the arbitration shall nominate one arbitrator and the two arbitrators nominated by the parties shall, within ten days of the nomination of the second party-nominated arbitrator, agree upon and nominate a third arbitrator who shall act as Chairman of the Tribunal. If no agreement is reached within ten days or at all, the LCIA Court shall select and appoint a third arbitrator to act as Chairman of the Tribunal. The seat, or legal place, of arbitration shall be New York, New York. Notwithstanding the terms of Section 11(a) (Governing Law), the U.S. Federal Arbitration Act shall govern the interpretation, application and enforcement of this Section 11(k) and any arbitration proceedings conducted hereunder. The language to be used in the arbitral proceedings shall be English. All costs of any

-17- [[6246592]] mediation and arbitration other than counsel to the Parties shall be borne by the Company regardless of the outcome. The costs of counsel to the Parties shall be reserved to the discretion of the arbitral tribunal, with the proviso that while the tribunal is free to order the Company to pay all costs of counsel or to order each Party to pay its own costs of counsel, the tribunal shall not order Executive to pay the Company’s costs of counsel regardless of the outcome of the arbitration. (l) Tax Code Section 409A. (i) General. To the extent reasonably practicable, the intent of the Parties is that the payments and benefits under this Agreement comply with or be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, (the “Code”), and the regulations and guidance promulgated thereunder (collectively, “Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith, but the Parties recognize that complete compliance with Section 409A may be impossible and that the Company’s obligations to Executive are paramount. (ii) Separation from Service. Notwithstanding anything in this Agreement to the contrary, any compensation or benefits payable under this Agreement that is considered nonqualified deferred compensation under Section 409A and is designated under this Agreement as payable upon Executive’s termination of employment shall be payable only upon Executive’s “separation from service” with the Company within the meaning of Section 409A (a “Separation from Service”) and, except as provided below, any such compensation or benefits described in Section 4 shall not be paid, or, in the case of installments, shall not commence payment, until the thirtieth (30th) day following Executive’s Separation from Service (the “First Payment Date”). Any installment payments that would have been made to Executive during the thirty (30)-day period immediately following Executive’s Separation from Service but for the preceding sentence shall be paid to Executive on the First Payment Date and the remaining payments shall be made as provided in this Agreement. (iii) Specified Employee. Notwithstanding anything in this Agreement to the contrary, if Executive is deemed by the Company at the time of Executive’s Separation from Service to be a “specified employee” for purposes of Section 409A, to the extent delayed commencement of any portion of the benefits to which Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A, such portion of Executive’s benefits shall not be provided to Executive prior to the earlier of (A) the expiration of the six-month period measured from the date of Executive’s Separation from Service with the Company or (B) the date of Executive’s death. Upon the first business day following the expiration of the applicable Section 409A period, all payments deferred pursuant to the preceding sentence shall be paid in a lump sum to Executive (or Executive’s estate or beneficiaries), and any remaining payments due to Executive under this Agreement shall be paid as otherwise provided herein.

-18- [[6246592]] (iv) Expense Reimbursements. To the extent that any reimbursements under this Agreement are subject to Section 409A, any such reimbursements payable to Executive shall be paid to Executive no later than December 31 of the year following the year in which the expense was incurred; provided, that Executive submits Executive’s reimbursement request promptly following the date the expense is incurred, the amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year, other than medical expenses referred to in Section 105(b) of the Code, and Executive’s right to reimbursement under this Agreement will not be subject to liquidation or exchange for another benefit. For the avoidance of doubt, any tax gross-up payment provided under this Agreement will be made no later than the end of the calendar year immediately following the calendar year in which Executive remits the related taxes. Each payment made under this Agreement shall be designated as a “separate payment” within the meaning of Section 409A. (v) Installments. Executive’s right to receive any installment payments under this Agreement, including without limitation any continuation salary payments that are payable on Company payroll dates, shall be treated as a right to receive a series of separate payments and, accordingly, each such installment payment shall at all times be considered a separate and distinct payment as permitted under Section 409A. Except as otherwise permitted under Section 409A, no payment hereunder shall be accelerated or deferred unless such acceleration or deferral would not result in additional tax or interest pursuant to Section 409A. Additionally, for purposes of Section 409A of the Code, if the commencement of any payment or benefit provided under Section 4 that constitutes “deferred compensation” under Section 409A of the Code could, by application of the terms of Section 4, occur in one of two taxable years, then the commencement of such payment or benefit shall begin on the first payroll date occurring in January of such second taxable year. (m) Tax Code Section 280G. (i) Notwithstanding anything in this Agreement to the contrary and except as set forth below, in the event it is determined that any payment, distribution or other benefit provided by the Company or its affiliates or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or any other plan, program or other arrangement) (collectively, the “Payments”) would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then, as determined in accordance with Section 11(m)(ii), Executive shall be entitled to receive the Payments either (A) in full pursuant to the terms of this Agreement (or the applicable plan, program or other arrangement) or (B) reduced to such extent as would result in no portion of the Payments being subject to the Excise Tax (such reduced amount, the “Safe Harbor Amount”).

-19- [[6246592]] (ii) The determination of whether Section 11(m)(i)(A) or Section 11(m)(i)(B) is applicable to the Payments shall be made by the Company based on which of such clauses results in delivery to Executive of the greater Net After-Tax Receipt (as defined below). The term “Net After-Tax Receipt” shall mean the present value (as determined in accordance with Section 280G of the Code) of the Payments net of all applicable federal, state and local income, employment and other applicable taxes and, as applicable, the Excise Tax. (iii) If calculation of the Net After-Tax Receipt is such that Section 11(m)(i)(B) applies, then the Payments shall be reduced to equal the Safe Harbor Amount as follows: (A) first, by cancelling any accelerated vesting of stock-based awards, (B) second, by reducing cash Payments and (C) last, by reducing other benefits paid to Executive. (iv) Unless the Company and Executive otherwise agree in writing, any determination required under this Section 11(m) shall be made by the Company’s independent accountants or compensation consultants as may be engaged or appointed by the Board from time to time (the “Third Party”), and all such determinations shall be conclusive, final and binding on the parties hereto. Notwithstanding the foregoing, appointment or engagement of such Third Party by the Board shall be subject to Executive’s prior written consent (such consent not to be unreasonably withheld). The Company and Executive shall furnish to the Third Party such information and documents as the Third Party may reasonably request in order to make a determination under this Section 11(m). The Company shall bear all fees and costs of the Third Party with respect to all determinations under or contemplated by this Section 11(m). 12. Executive’s Acknowledgement. Executive hereby acknowledges that Executive has read and understands this Agreement, is fully aware of its legal effect, has not acted in reliance upon any representations or promises made by the Company other than those contained in writing herein, and has entered into this Agreement freely based on Executive’s own judgment. [Signature Page Follows]

December 21, 2023

A-1 [[6246592]] EXHIBIT A Separation Agreement and Release This Separation Agreement and Release (this “Agreement”) is made by and between ___________ (“Executive”) and ________________ (the “Company”) (collectively, referred to as the “Parties” or individually referred to as a “Party”). Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Employment Agreement (as defined below). WHEREAS, the Parties have previously entered into that certain Employment Agreement, effective as of January 1, 2024 (the “Employment Agreement”); and WHEREAS, in connection with Executive’s termination of employment with the Company or a subsidiary or affiliate of the Company effective ________, 20__, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that Executive may have against the Company and any of the Company Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with or separation from the Company or its subsidiaries or affiliates; provided that for the avoidance of doubt, nothing herein will be deemed to release any rights or remedies in connection with: (i) any rights, remedies or claims Executive may have in enforcing the terms of this Agreement; (ii) any rights Executive may have to receive vested amounts under any employee benefit plans and/or pension plans or programs; (iii) Executive’s rights to medical benefit continuation coverage, on a self-pay basis, pursuant to federal law (COBRA); (iv) Executive’s eligibility for, or right to receive, indemnification and advancement of expenses pursuant to contract or applicable law or coverage under any applicable directors and officers insurance policy; (v) any rights Executive may have to obtain contribution as permitted by law in the event of entry of judgment for which the Company (or any of its affiliates) and Executive are jointly liable; and (vi) Executive’s ownership of vested equity securities of the Company (collectively, the “Executive Retained Claims”); and WHEREAS, the Parties wish to resolve any and all known disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Company may have against Executive; provided that, for the avoidance of doubt, nothing herein will be deemed to release any rights or remedies in connection with: (i) any rights, remedies or claims the Company may have in enforcing the terms of this Agreement; (ii) any rights the Company (or its affiliates) may have to obtain contribution as permitted by law in the event of entry of judgment for which the Company (or any of its affiliates) and Executive are jointly liable; and (iii) any claims for fraudulent acts, malfeasance, embezzlement or misappropriation by Executive of property or assets of the Company or its affiliates (the “Company Retained Claims”); NOW, THEREFORE, in consideration of the severance payments described in Section 4 of the Employment Agreement, which, pursuant to the Employment Agreement, are conditioned on Executive’s execution and non-revocation of this Agreement, and in consideration of the other benefits and mutual promises made herein, the Company and Executive hereby agree as follows: 1. Severance Payments; Salary and Benefits. The Company agrees to provide Executive with the severance payments and benefits described in the Employment Agreement, payable at the times set forth in, and subject to the terms and conditions of, the Employment Agreement. In addition, to the extent not already paid, and subject to the terms

A-2 [[6246592]] and conditions of the Employment Agreement, the Company shall pay or provide to Executive all other payments or benefits described in Section 3(c) of the Employment Agreement, subject to and in accordance with the terms thereof. 2. Executive Release of Claims. Executive agrees that, other than with respect to the Executive Retained Claims, the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company or any of its direct or indirect subsidiaries and affiliates (including, without limitation, _____________ and its affiliated entities), and any of their current and former officers, directors, equity holders, managers, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries and predecessor and successor corporations and assigns (collectively, the “Company Releasees”). Executive, on his own behalf and on behalf of any of Executive’s affiliated companies or entities and any of their respective heirs, family members, executors, agents, and assigns, other than with respect to Executive Retained Claims, hereby and forever releases the Company Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Company Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement (as defined in Section 8 below), including, without limitation: (a) any and all claims relating to or arising from Executive’s employment or service relationship with the Company or any of its direct or indirect subsidiaries or affiliates and the termination of that relationship; (b) any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of any shares of stock or other equity interests of the Company or any of its affiliates, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law; (c) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits; (d) any and all claims for violation of any federal, state, or municipal statute, including, but not limited to the following (all as amended): Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; and the Sarbanes-Oxley Act of 2002; (e) any and all claims for violation of the federal or any state constitution;

A-3 [[6246592]] (f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; (g) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of this Agreement; and (h) any and all claims for attorneys’ fees and costs. Executive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not release claims that cannot be released as a matter of law, including, but not limited to, Executive’s (i) right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that Executive’s release of claims herein bars Executive from recovering such monetary relief from the Company or any Company Releasee), (ii) claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law, (iii) claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of COBRA, (iv) claims to any benefit entitlements vested as the date of separation of Executive’s employment, pursuant to written terms of any employee benefit plan of the Company or its affiliates and Executive’s right under applicable law and any Retained Claims. This release further does not release claims for breach of Section 3(c) or, as applicable, Section 4(a), (c), (d) or (e) of the Employment Agreement. This Agreement is not intended to limit or restrict, and shall not be interpreted in any manner that limits or restricts, Executive from exercising any legally protected whistleblower rights (including pursuant to Section 21F of the Securities and Exchange Act of 1934, as amended (“Section 21F”)) or receiving an award for information provided to any government agency under any legally protected whistleblower rights. Notwithstanding anything in this Agreement or any other agreement between Executive and the Company to the contrary, nothing in or about this Agreement or any such other agreement prohibits Executive from: (i) filing and, as provided for under Section 21F, maintaining the confidentiality of a claim with the U.S. Securities and Exchange Commission (the “SEC”); (ii) providing Confidential Information to the SEC, or providing the SEC with information that would otherwise violate Section 6 of the Employment Agreement, to the extent permitted by Section 21F; (iii) cooperating, participating or assisting in an SEC investigation or proceeding without notifying the Company; or (iv) receiving a monetary award as set forth in Section 21F. Pursuant to the Defend Trade Secrets Act of 2016, Executive is hereby notified that an individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. 3. Acknowledgment of Waiver of Claims under ADEA. Executive understands and acknowledges that Executive is waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is

A-4 [[6246592]] knowing and voluntary. Executive understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Executive understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further understands and acknowledges that Executive has been advised by this writing that: (a) Executive should consult with an attorney prior to executing this Agreement; (b) Executive has 21 days within which to consider this Agreement; (c) Executive has 7 days following Executive’s execution of this Agreement to revoke this Agreement pursuant to written notice to the General Counsel of the Company; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Agreement and returns it to the Company in less than the 21- day period identified above, Executive hereby acknowledges that Executive has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. 4. Company Release of Claims. In exchange for Executive’s release and other benefits provided herein, the Company, on its own behalf and on behalf of any of its direct or indirect parents, subsidiaries and affiliates (including, without limitation, _____________ and its affiliated entities), other than with respect to the Company Retained Claims, hereby and forever releases Executive and his affiliated companies or entities and any of their respective heirs, family members, executors, agents, and assigns, from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any known kind (and excluding any matters of any unknown kind), that the Company may possess against Executive arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement (as defined in Section 8 below). 5. Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision. 6. No Oral Modification. This Agreement may only be amended in a writing signed by Executive and a duly authorized officer of the Company. 7. Governing Law; Dispute Resolution. This Agreement shall be subject to and shall incorporate by reference the provisions of Sections 11(a), 11(c), 11(i), 11(k), 11(l) and 11(m) of the Employment Agreement. 8. Effective Date. If Executive has attained or is over the age of 40 as of the date of Executive’s termination of employment, then each Party has seven days after that Party signs this Agreement to revoke it and this Agreement will become effective on the eighth day after Executive signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”). If Executive has not attained the age of 40 as of the date of Executive’s termination of employment, then the “Effective Date” shall be the date on which Executive signs this Agreement.

A-5 [[6246592]] 9. Voluntary Execution of Agreement. Executive understands and agrees that Executive executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Executive’s claims against the Company and any of the other Company Releasees. Executive acknowledges that: (a) Executive has read this Agreement; (b) Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement; (c) Executive has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his own choice or has elected not to retain legal counsel; (d) Executive understands the terms and consequences of this Agreement and of the releases it contains; and (e) Executive is fully aware of the legal and binding effect of this Agreement. IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below. Dated: _____________ EXECUTIVE COMPANY Dated: By: Name: Title: